EXHIBIT 99.4


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                                WARRANT AGREEMENT



                                 By and Between



                    CONSOLIDATED LOGISTICS & DELIVERY, INC.,


                          PARIBAS CAPITAL FUNDING LLC,


                          EXETER VENTURE LENDERS, L.P.


                                       and


                        EXETER CAPITAL PARTNERS IV, L.P.


                           ___________________________


                          Dated as of January 29, 1999


                          ____________________________




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



                                WARRANT AGREEMENT



THIS WARRANT AGREEMENT (this "Agreement") dated as of January 29, 1999 and entered into by and between CONSOLIDATED DELIVERY & LOGISTICS, INC., a Delaware corporation (the "Company"), and PARIBAS CAPITAL FUNDING LLC ("PCF"), EXETER VENTURE LENDERS, L.P. and EXETER CAPITAL PARTNERS IV, L.P. (collectively, "Exeter") (each of PCF and Exeter, a "Purchaser" and collectively, the "Purchasers").



                              W I T N E S S E T H :


          WHEREAS, in connection with the Purchasers making certain loans to the Company on the terms and conditions set forth in the Subordinated Loan Agreement, the Company has agreed to issue and sell to the Purchasers on the date hereof, certain common stock purchase warrants, as hereinafter described (the "Warrants") to purchase initially in the aggregate, subject to the terms of
Section 9 hereof, 506,250 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:


                                   SECTION 1.
                                  DEFINED TERMS

          (a) The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Actual  Investor  IRR" shall  have the  meaning  provided  in Section
16(i).

          "Additional Shares" means any shares of Common Stock issued after the date hereof except (i) Common Stock issued upon the exercise of any Warrant,
(ii) securities issued by the Company on or prior to the Closing Date (and securities issued upon the direct or indirect conversion or exercise of any securities (including, but not limited to, warrants, options, rights or other convertible or exchangeable securities) issued by the Company on or prior to the Closing Date), (iii) Equity Securities issued pursuant to Section 10 of this

Agreement (iv) with respect to any Holder, shares of Common Stock purchased by such Holder from the Company, and (v) the issuance or sale of any securities (including stock options) of the Company issued pursuant to any stock option or stock bonus or incentive plan or arrangement of the Company in effect on the date hereof for the benefit of its officers, directors or employees.

          "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall have the meaning provided in the preamble of this Agreement.

          "Applicable Law" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

          "Business Day" shall mean any day except Saturday, Sunday and any day which in New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Certificate" shall mean the Certificate of Incorporation of the Company, as amended through the date hereof.

          "Change of Control" shall mean, at any time and for any reason whatsoever (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the 1934 Act, other than Management Investors (as defined in the Subordinated Loan Agreement)) shall become the "beneficial owner" (as defined in Rules 13(d) and 13(d)-5 under the 1934 Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 30% or more of any class of capital stock of the Company having ordinary voting power in the election of directors of the Company, (ii) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors or (iii) any Change of Control under and as defined in the Credit Agreement or the Subordinated Loan Agreement.

          "Closing Date" shall mean the initial date of issuance of Warrants under this Agreement.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

          "Common Stock" shall have the meaning provided in the recitals of this Agreement.

          "Common Stock Per Share Market Value" means the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

          "Company" shall have the meaning provided in the preamble of this Agreement.

          "Continuing Directors" shall mean the directors of the Company on the Closing Date and each other director of the Company, if such other director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

          "Credit Agreement" shall mean the Loan and Security Agreement dated as of July 14, 1997, among the Company, certain of its Subsidiaries and the Bank (as defined in the Subordinated Loan Agreement), as amended by the Modification Agreement (as defined in the Subordinated Loan Agreement) and as such agreement may, subject to Section 6.17 of the Subordinated Loan Agreement, be further amended, restated, extended, replaced, supplemented, restructured or otherwise modified or refinanced pursuant to a Permitted Refinancing (as defined in the Subordinated Loan Agreement) from time to time (in whole or in part without limitation as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), including all related notes, collateral documents, guarantees, Interest Rate Contracts (as defined in the Subordinated Loan Agreement), instruments and agreements entered into in connection therewith, as the same may be amended, modified, supplemented, restated, restructured, replaced or refinanced pursuant to a Permitted Refinancing (as defined in the Subordinated Loan Agreement) from time to time.

          "Election Period" shall have the meaning provided in Section 14(d).

          "Equity Securities" shall mean all shares of capital stock of the Company, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

          "Exercise Price" shall have the meaning provided in Section 5.

          "Exeter" shall have the meaning provided in the preamble to this Agreement.

          "Exeter  Cancelable  Warrants"  shall  have the  meaning  provided  in
Section 16(i).

          "Exeter Holdback Warrants" shall have the meaning provided in Section 16(i).

          "Expiration Date" shall have the meaning provided in Section 5.

          "Fully Diluted Basis" means, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to (a) all shares of Common Stock outstanding at the time of determination and (b) without duplication, the additional amount of shares of Common Stock that would be issuable if all outstanding rights, as of the time of calculation, to purchase, exchange or convert Equity Securities were exercised and then so convertible or exchangeable at a conversion or exchange price equal to or less than the Market Price per share of Common Stock at such time.

          "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

          "Holdback Period" shall have the meaning provided in Section 16(i).

          "Holder" means any Purchaser (so long as it holds any Warrants or Warrant Shares) and any other registered holder of any of the Warrants or Warrant Shares.

          "Independent Financial Expert" means a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (c) that has not been retained during the preceding two years by the Company for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

          "Independent Third Party" shall mean any Person who, prior to such sale, does not own in excess of 5% of the Company's Common Stock on a Fully Diluted Basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company's common Stock.

          "Issuance Notice" shall have the meaning provided in Section 15.

          "Investor Pro Forma IRR" shall have the meaning provided in Section 16(i).

          "Management Shareholder" shall be Albert W. Van Ness, Jr.

          "Market Price" means, with respect to a share of Common Stock on any Business Day:

          (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges on which the Common Stock is then listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which "Market Price" is being determined and the nineteen consecutive Business Days prior to such day; or

          (b) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value.

          "Market Value" means the price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest and giving effect to any value attributed to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Company and (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or canceled.

          "NASDAQ" means the National Association of Securities Dealers, Inc., Automated Quotation System.

          "New Securities" shall mean any common stock of the Company of any class and any other equity security of the Company, whether authorized now or in the future, and any rights, options or warrants to purchase any such capital stock ("Options"), and securities (including, without limitation, debt obligations) of any type whatsoever, that are, or may become, convertible into or exchangeable for any such capital stock or Options; provided, that "New Securities" shall not include (i) securities issued to officers, directors or employees of the Company pursuant to any stock option or stock bonus or incentive plan or arrangement, (ii) shares sold by the Company in a public offering, (iii) shares of Common Stock issued as consideration in any merger or recapitalization of the Company or issued as consideration for the acquisition of another Person or business or all or substantially all of the assets of another Person and (iv) securities issued upon the exercise of Options or upon the conversion of any securities convertible or exchangeable into any capital stock or Options.

          "Offer Election Notice" shall have the meaning provided in Section 14(d).

          "Offer Election Period" shall have the meaning provided in Section 14(d).

          "Offer Notice" shall have the meaning provided in Section 14(d).

          "Offer Right" shall have the meaning provided in Section 14(d).

          "Offered Warrants" shall have the meaning provided in Section 14(d).

          "Offeror" shall have the meaning provided in Section 14(d).

          "Organizational Documents" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, in each case as amended, supplemented or restated.

          "PCF" shall have the meaning provided in the preamble of this Agreement.

          "PCF Cancelable Warrants" shall have the meaning provided in Section 16(i).

          "PCF Holdback Warrants" shall have the meaning provided in Section 16(i).

          "Permitted Transferee" shall mean any "Lender" under and as defined in the Subordinated Loan Agreement or any Affiliate, officer, director, partner or employee thereof, any Affiliate of any Holder or any officer, director, partner or employee of any Holder.

          "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

          "Purchaser" shall have the meaning provided in the preamble of this Agreement.

          "Refinancing Agreement" shall mean any "refinancing" of the Subordinated Loan Agreement or any Refinancing Agreement (i.e., borrowing under a different credit agreement in which Paribas Capital Funding LLC is not a party and using the proceeds of such borrowing to repay all obligations under such refinanced agreement).

          "Registration Rights Agreement" shall mean the registration rights agreement, dated as of January 29, 1999, by and among the Company and the Purchasers.

          "Regulated Holder" means any stockholder of the Company (i) that, directly or indirectly because of its ownership by an entity that is subject to Regulation Y, is subject to the provisions of Regulation Y and (ii) that holds Common Stock or Warrants to purchase Common Stock.

          "Regulation  Y" means  Regulation  Y of the Board of  Governors of the
Federal  Reserve  System,   12  C.F.R.  Part  225  (or  any  successor  to  such
Regulation).

          "Reorganization" shall have the meaning provided in Section 9(g).

          "Requisite Holders" means Holders holding Warrants and/or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

          "Section 12(d) Transaction" shall have the meaning provided in Section 12(d).

          "Subordinated Loan Agreement" means the Senior Subordinated Loan Agreement, dated as of January 29, 1999, among the Company and the Purchasers, as amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refinancings thereof.

          "Tag-Along Notice" shall have the meaning provided in Section 15(b).

          "Target IRR" shall have the meaning provided in Section 16(i).

          "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within 20 days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company unless the Independent Financial Expert's determination pursuant to the Valuation Procedure is within 5% of the amount proposed by the Company in connection with the Valuation Procedure and not agreed to by the Requisite Holders, in which case such fees and expenses shall be paid 50% by the Holders (on a pro rata basis) participating in the transaction to which the determination relates and 50% by the Company.

          "Warrant Certificates" shall have the meaning provided in Section 2.

          "Warrant Documents" means this Agreement, the Subordinated Loan Agreement, the Warrant Certificates and the Registration Rights Agreement.

          "Warrant Number" shall have the meaning provided in Section 9.

          "Warrant Shares" means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b); provided, however, Warrant Shares shall cease to be Warrant Shares when they have been distributed to the public pursuant to an offering registered under the 1933 Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the 1933 Act or any successor rule.

          "Warrants" shall have the meaning provided in the recitals of this Agreement.


                                   SECTION 2.
                              WARRANT CERTIFICATES

          The Company will issue and deliver certificates evidencing the Warrants (the "Warrant Certificates") in accordance with Section 3.17 of the Subordinated Loan Agreement. Warrant Certificates shall be dated the date of issuance by the Company.


                                   SECTION 3.
                       EXECUTION OF WARRANT CERTIFICATES;
                    MUTILATED OR MISSING WARRANT CERTIFICATES

          Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President of the Company. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary of the Company.

          In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to the Company.


                                   SECTION 4.
                   REGISTRATION/RESERVATION OF WARRANT SHARES

          The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchaser shall designate.

          The Company shall at all times reserve and keep available shares of Common Stock, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants.

          The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants or upon conversion of Warrant Shares will, upon payment of the Exercise Price therefor (in the case of an exercise of Warrants) and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement) and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          If and so long as the outstanding Common Stock may be listed on any securities exchange in the United States, the Company shall use its best efforts to cause all reserved Warrant Shares to be listed on each such exchange upon official notice of issuance upon such exercise.


                                   SECTION 5.
                         WARRANTS; EXERCISE OF WARRANTS

          Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time until 5:00 p.m., New York time, on January 29, 2009 (the "Expiration Date") to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; provided that the occurrence of the Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

          The price at which each Warrant shall be exercisable (as such price may be adjusted from time to time, in accordance with the terms hereof, the "Exercise Price") shall initially be $.001 per share. The Common Stock shall have a par value of no greater than the then effective Exercise Price.

          A Warrant may be exercised upon surrender to the Company at its address set forth on the signature pages hereto of the Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made, at the option of the applicable Holder, (i) by cash, certified or bank cashier's check or wire transfer, (ii) by surrendering to the Company the number of Warrants which, when exercised, would entitle the Holder thereof to that number of Warrant Shares which is equal to (A) such aggregate Exercise Price divided by (B) the excess of (x) the product of the number of Warrant Shares which may be purchased with one Warrant, multiplied by the Market Price per share of Common Stock minus (y) the Exercise Price, (iii) by surrendering to the Company the number of shares of Common Stock which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price per share of Common Stock or (iv) any combination of the foregoing.

          Subject to the provisions of Sections 6 and 8, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Company, cash for fractional Warrant Shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

          Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of
Section 2.

          All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.


                                   SECTION 6.
                                PAYMENT OF TAXES

          The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.


                                   SECTION 7.
                              FRACTIONAL INTERESTS

          The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants

(or specified portion thereof), the Company shall, at its sole option, pay an amount in cash equal to the Market Price of the Warrant Share so issuable multiplied by such fraction.


                                   SECTION 8.
                         LIMITATIONS ON CERTAIN HOLDERS

          Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no Regulated Holder and no transferee of such Regulated Holder, may exercise the Warrants for a number of Warrant Shares which would permit such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Warrant Shares greater than that permitted by Applicable Law including, without limitation, Regulation Y.


                                   SECTION 9.
                 ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE
                               AND EXERCISE PRICE

          The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of any event enumerated in, or as otherwise provided in this Section 9.

          (a) Adjustment for Change in Capital Stock. If the Company:

               (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares or declares a stock dividend on its Common Stock in shares of its capital stock (whether Additional Shares or capital stock of another class);

               (ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

               (iii) issues by reclassification of its Common Stock any shares of its capital stock;

then the Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification and shall become effective immediately after the record date in the case of a dividend. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of each adjusted Exercise Price between or among shares of such classes of capital stock.

          (b) Additional Issuance. If the Company at any time shall issue any Additional Shares at a price less than the Market Price or any other Equity Securities (excluding any such issuance for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 9), which are exercisable or convertible for Additional Shares at an exercise or conversion price less than the Market Price, the Warrant Number after such issuance shall be determined by multiplying the Warrant Number by a fraction, (i) the denominator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately prior to such issuance plus the number of shares that the aggregate consideration to be received by the Company for the total number of such Additional Shares issued or issuable in connection with the conversion or exercise of such other Equity Securities (including the issue price of any such other Equity Securities) would purchase at the Market Price and (ii) the numerator of which shall be the number of shares of Common Stock on a Fully Diluted Basis immediately after such issuance; provided, that with respect to the issuance of Equity Securities that are exercisable or convertible into Additional Shares at an exercise or conversion price less than the Market Price and after the corresponding adjustment to the Warrant Number provided for in the sentence immediately preceding this proviso is effected, the Warrant Number shall not be successively adjusted under this Section 9(b) upon the exercise or conversion of such Equity Securities; and provided, further, with respect to any adjustment made pursuant to this Section 9(b) upon the issuance of any Equity Securities which are convertible or exchangeable for Additional Shares, (i) notwithstanding the foregoing proviso, if such other Equity Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares issuable, upon the exercise or conversion thereof, the Warrant Number, as adjusted pursuant to this Section 9(b), shall, upon any such increase or decrease becoming effective, be recomputed in a manner consistent with this Section 9(b) to reflect such increase or decrease and (ii) upon the expiration of any such other Equity Securities or any rights of conversion or exchange under any such other Equity Securities, to the extent not previously exercised or converted, the Warrant Number, as adjusted by this
Section 9(b) shall, upon such expiration, be recomputed in a manner consistent with this Section 9(b), taking into account the number of Additional Shares actually issued upon the conversion or exercise thereof and the amount of consideration actually received by the Company in connection with the original issuance of such Equity Securities and such conversion or exercise; provided, further, however, that no readjustment pursuant to the immediately preceding proviso, shall have the effect of decreasing the Warrant Number (or increasing the Exercise Price in connection with any corresponding adjustment made under
Section 9(k)) by an amount in excess of the amount of the adjustment initially made in respect of the issuance of such other Equity Securities (calculated by adjusting the amount of such readjustment to account for all adjustments made to the Warrant Number (and Exercise Price) after the date of the initial adjustment). Shares of Common Stock owned by or held for the account of the Company or any subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur. If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional
Shares or other Equity Securities subject to this subsection (b), the consideration allocated to each such security shall be determined in good faith by the Board of Directors of the Company.

          (c) Distribution of Evidences of Indebtedness or Assets. If the Company at any time shall fix a record date for the making of a distribution to the holders of its Common Stock or other class of common stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of Company capital stock for which the Warrant Number shall have been adjusted pursuant to subsection (a) of this Section 9 or dividends or distributions which have been paid to the Holder pursuant to Section 10) the Warrant Number after such record date shall be determined by multiplying the Warrant Number immediately prior to such record date by a fraction, of which the denominator shall be the Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company and described in a statement mailed by certified mail to each Holder) of the portion of the assets or evidences of indebtedness to be distributed to a holder of one share of Common Stock, and the numerator shall be such Market Price per share of Common Stock. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

          (d) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (b) and (c) of this Section 9, the following shall apply:

               (i) in the case of an issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith);

               (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in accordance with the Valuation Procedure; and

               (iii) in the case of the issuance of other Equity Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection).

          (e) When De Minimis Adjustment Deferred. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least one-tenth of one percent in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 9 shall be made to the nearest 1/10th of a share.

          (f) Notice of Adjustment. Whenever the Warrant Number is adjusted, the Company shall provide the notices required by subsection 12(a) hereof. Whenever the Warrant Number is required to be adjusted, as herein provided, the Company shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments and a certificate of a firm of nationally recognized independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the Warrant Number after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          (g) Reorganizations. In case of any capital reorganization, other than in the cases referred to in subsections 9(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the property or assets of the Company other than in the cases referred to in Subsections 9(a), (b) or (c) hereof (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a Holder, of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant, would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. The Company shall not effect or permit any such Reorganization unless
(i) the successor entity resulting from such Reorganization or the Person purchasing such assets is a corporation duly organized and validly existing under the laws of a state of the United States and (ii) prior to or simultaneously with the consummation of such Reorganization the successor entity (if other than the Company) resulting from such Reorganization or the Person purchasing such assets shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s) in form and substance satisfactory to the Requisite Holders, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement. No non-cash distributions of Common Stock shall be made to a Regulated Holder or its Affiliate or transferee which would cause such Regulated Holder, Affiliate or transferee to be in violation of any Applicable Law.

          (h) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

          (i) Adjustments in Other Securities. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any Equity Securities outstanding on the Closing Date, then a corresponding adjustment shall be made hereunder to adjust the number of shares of Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to subsection 9(a), (b) or (c) with respect to such event or for such other reason.

          (j) Other Dilutive Events. If any corporate action shall occur as to which the provisions of this Section 9 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this Section 9 (which are to place the Holder in a position as nearly equal as possible to the position the Holder would have occupied had the Holder purchased shares of Common Stock on the date hereof) then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to give their written advice upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the purchase rights represented by Warrants. Upon receipt of such written advice, the Company will promptly mail a copy thereof to Holders and will make the adjustments described therein.

          (k) Exercise Price Adjustment. Whenever the Warrant Number is adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Number immediately prior to such adjustment, and of which the denominator shall be the Warrant Number immediately thereafter; provided, however, notwithstanding any to the contrary contained in this Section 9(k), the Company will not be required to reduce the Exercise Price below the par value of its Common Stock or reduce the par value of its Common Stock.

          (l) Dissolution, Liquidation or Winding Up. Notwithstanding any other provision of this Agreement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder shall be entitled to share, with respect to the Warrant Shares issuable upon exercise of the Holder's Warrants, equally and ratably in any cash or non-cash distributions payable to holders of Common Stock, less the aggregate Exercise Price payable upon the exercise of such Warrants. The Company shall give notice to each Holder at the earliest practicable time (and, in any event, not less than 20 days before the date of such dissolution, liquidation or winding-up, as the case may
be) and each Holder of outstanding Warrants shall be entitled to share equally and ratably in any cash or noncash distributions payable to holders of Common Stock. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall hold in escrow any funds or other property which a Holder is entitled to receive in respect of such Holder's Warrant Shares at the time of any distribution. No such Holder will be entitled to receive payment of any such distribution until such Holder has surrendered the Warrant Certificates evidencing such Warrant to the Company. From and after such voluntary or involuntary dissolution, liquidation or winding up with respect to the Company, all rights of the Holders, except the right to receive such distribution, without interest, upon the surrender of the Warrant Certificates, shall cease and terminate and such Warrants shall not thereafter be transferred (except with the consent of the Company) and such Warrants shall not be deemed to be outstanding for any other purpose whatsoever. For the purposes of this Agreement, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, with respect to the Company.

          (m) Miscellaneous. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holders shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of Sections 5, 6, 7 and 8 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

          (n) Regulated Holders. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel), the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Section 9 or the receipt of any dividend or distribution pursuant to Section 10 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then the Company shall cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such securities in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such securities sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such exercise or exchange or the receipt of such dividend or distribution from causing the ownership of the capital stock or voting securities of such Regulated Holder to exceed the quantity of such capital stock as such Regulated Holder is permitted under Applicable Law to own.


                                   SECTION 10.
               PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS

          If the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) on its capital stock (other than with respect to any series of preferred stock of the Company), then the Company shall simultaneously pay to each Holder of Warrants, other than to any Holder of Warrants delivering a written notice to the Company within 10 Business Days of the notice delivered to such Holder pursuant to Section 12 hereof, an amount equal to the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution or, if no record is taken, the date as of which the record holders of shares of Common Stock entitled to such dividend or distribution are to be determined; provided however, that in the event the receipt by any Holder of any such asset distribution would result in a violation of Applicable Law applicable to such Holder, such Holder shall be entitled to receive an amount of cash in lieu of such asset distribution equal to the value (determined in accordance with the Valuation Procedure) of the asset distribution which would otherwise be received by such Holder.

                                   SECTION 11.
                         REPRESENTATIONS AND WARRANTIES

          The Company hereby represents and warrants to the Holders that the representations and warranties contained in the Subordinated Loan Agreement (including, without limitation, those representations and warranties incorporated by reference therein as though specifically set forth herein) are incorporated by reference herein and are true and correct as of the date hereof.


                                   SECTION 12.
                                    COVENANTS

          (a) Notices of Certain Actions. In the event that the Company:

               (i) shall have authorized the issuance of rights or warrants to subscribe for or purchase capital stock of the Company since the last notice delivered pursuant to this Section 12(a)(i) or the date hereof, whichever is later, or of any other subscription rights or warrants to purchase capital stock to holders of any type of capital stock of the Company since the last notice delivered pursuant to this Section 12(a)(i) or the date hereof, whichever is later; or

               (ii)  shall  authorize  a  dividend  or  other   distribution  of
evidences of its indebtedness, cash or other property or assets to holders of any type of capital stock of the Company; or

               (iii) proposes to become a party to any consolidation or merger for which approval of any stockholders of the Company will be required, or to a conveyance or transfer of all or substantially all of the properties and assets of the Company or of any capital reorganization or reclassification or change of any type of capital stock of the Company; or

               (iv)   commences  a   voluntary   or   involuntary   dissolution,
liquidation or winding up; or

               (v) fails to comply with the provisions of this Agreement; or

               (vi) proposes to take any other action which would require an adjustment pursuant to Section 9; or

               (vii) proposes any refinancing of the Credit Agreement, the Subordinated Loan Agreement or any Refinancing Agreement; or

               (viii) sends any notice or information to the holders of Common Stock of the Company or the Company becomes aware of any potential Change of Control;

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of capital stock are to be entitled to receive any such rights or warrants to subscribe for or purchase capital stock of the Company, (ii) the record date of such dividend or other distribution of evidence of its indebtedness, cash or other property or assets, (iii) the material terms of any such consolidation or merger and the expected effective date thereof, and the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of capital stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up,
(iv) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders,
(v) a notice as is required by Section 9(f), (vi) a copy of such notice sent to the holders of Common Stock of the Company with respect to any such potential Change of Control and (vii) the material terms of any refinancing of either the Credit Agreement, the Subordinated Loan Agreement or any Refinancing Agreement (including delivery of the definitive credit documents to be executed in connection therewith together with any other information reasonably requested by any Holder of Warrants and/or Warrant Shares) and the expected effective date thereof. Such notice shall be given not later than ten (10) Business Days prior to the effective date (or the applicable record date, if earlier) of such event.

          (b) Financial Statements and Reports. The Company shall furnish, without duplication, to each Holder the information described in Sections
5.01(a) through (k) of the Subordinated Loan Agreement and such other information relating to the Company and its subsidiaries and their operations and financial condition as any Holder shall reasonably request.

          (c) Information Rights and Access Rights. Each Holder shall have the right, whether or not such Holder has exercised or exchanged any Warrants, (to the extent such information is reasonably related to the Holder's investment) to receive lists of stockholders or other information respecting the Company, to inspect the books and records of the Company and to visit the properties of the Company, and to discuss the affairs, finances and accounts of the Company or its subsidiaries with, and be advised as to the same, by its and their officers. Nothing contained in this Agreement shall be construed as conferring upon any Holder, prior to its exercise of any Warrant, the right to vote or to consent or to receive notice as stockholders in respect of meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as expressly provided hereunder or under Applicable Law.

          (d) Regulated Holders. (i) Notwithstanding any other provision of this Agreement to the contrary, except as provided in this subsection 12(d), without the prior written consent of any Regulated Holder, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire, convert or take any action (including any amendment to the Certificate) with respect to the voting rights of, or undertake any other action or transaction (including any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the ownership of the capital stock of the Company by such Regulated Holder, or the ownership of voting securities of the Company (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "Section 12(d) Transaction". If the Company proposes to undertake any action or transaction which could constitute a Section 12(d) Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel) delivered within 10 days following receipt of such notice, such action or transaction constitutes a Section 12(d) Transaction with respect to such Regulated Holder, then the Company shall delay undertaking such Section 12(d) Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Section 12(d) Transaction. If the Company and such Regulated Holder are unable to agree, within 20 days of the delivery of such written opinion, upon a manner in which to so restructure such Section 12(d) Transaction, and such Section 12(d) Transaction is a bona fide action or transaction proposed by the Company in good faith, then the Company shall be permitted to undertake such Section 12(d) Transaction if prior to or concurrently with doing so, at the election of such Regulated Holder, the Company shall cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such Section 12(d) Transaction from causing the ownership of the capital stock or voting securities of such Regulated Holder to exceed the quantity of such capital stock as such Regulated Holder is permitted under Applicable Law to own.

               (ii) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Company shall take such actions as reasonably requested by such Regulated Holder, including, but not limited to, cooperating with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares.

          (e) Current Public Information. The Company will file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Warrant Shares pursuant to Rule 144 or Rule 144A adopted by the Commission under the 1933 Act. Upon request, the Company will deliver to any such Holder a written statement as to whether it has complied with such requirements.

          (f) Public Disclosures. The Company will not disclose any Holder's name or identity as an investor in the Company in any press release or other public announcement, unless such disclosure is required by Applicable Law or governmental regulations or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

          (g) Certain Restrictions. The Company will not without the consent of the Requisite Holders, take any action, corporate or otherwise, the effect of which would be to alter, impair or affect adversely either the rights of the Holders or the duties and obligations of the Company under the Warrant Documents.

          (h) Specific Performance. Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.


                                   SECTION 13.
                             AMENDMENTS AND WAIVERS

          (a) Consent of Holders. No amendment, modification, termination or waiver of any provision of this Agreement and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; provided, however, that without the consent of each Holder affected, no amendment, modification, termination or waiver may:

              (i)  make any change to the definition of "Requisite Holders";

             (ii)  make any change that adversely affects any Holder; or

            (iii) make any change in the foregoing amendment and waiver provisions.

          After an  amendment,  modification,  termination  or waiver under this
Section 13 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment, modification, termination or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

          In connection with any amendment, modification, termination or waiver under this Section 13, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered to all Holders.

          (b) Solicitation of Holders. The Company will not effect any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof and shall be afforded the opportunity of considering the same and shall be supplied by the Company with information which is sufficient in the Company's reasonable discretion to enable such Holder to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this Section 13 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares.

Any failure by the Company to deliver such copies shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

          (c) Revocation and Effect of Consents. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least ten
(10) Business Days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.


                                   SECTION 14.
                         TRANSFERS; RIGHT OF FIRST OFFER

          (a) Permitted Transferees. Each Holder shall be permitted, subject to the provisions of subsection 14(e) below, to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Permitted Transferee.

          (b) Limitations on Transfers. In addition to the rights of transfer under Section 14(a), each Holder, subject to the provisions of subsections 14(c), (d) and (e) below, shall be permitted to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any other Person; provided that:

               (i) such transfer is made pursuant to a registration statement under the 1933 Act or Rule 144 promulgated under the 1933 Act; or

               (ii) such transfer is made to a Person other than a Permitted Transferee pursuant to an exemption from the registration requirements of the 1933 Act; provided, that if such transfer is being made pursuant to an exemption from such registration requirements, then:

                    (A) if requested by the Company, counsel for such Holder (which counsel may be internal counsel), shall furnish to the Company an opinion to the effect that such transfer is being made pursuant such an exemption;

                    (B) the applicable transferee (or, in the case of an account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; and

                    (C) such transferee represents to the Company in writing that it is acquiring such Warrants or Warrant Shares solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933 Act), without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrants or Warrant Shares pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

          (c) Warrant Register. The Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a Common Stock register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.

          (d) First Offer Right. (i) If, at any time any Purchaser (an "Offeror") wishes to make a transfer of Warrants in compliance with Section 14(b)(ii) above (other than to a Person who is simultaneously therewith purchasing Loans from such Offeror and agrees to be bound by the provisions of this Section 14(d)), then, at least ten (10) Business Days before making any such transfer (the "Offer Election Period"), the Offeror will deliver a written notice (the "Offer Notice") to the Company. The Offer Notice will specify the proposed number of Warrants to be the subject of such transfer (the "Offered Warrants") and disclose in reasonable detail the proposed terms and conditions of the transfer.

               (ii) The Company shall have the right to purchase all (but not less than all) of the Offered Warrants, at the price and on the terms specified in the Offer Notice (the "Offer Right") by delivering written notice of such election (the "Offer Election Notice") to the Offeror as provided in this Section 14(d)(ii); provided that in the event the Company wishes to purchase Offered Warrants but is prohibited from purchasing all of the Offered Warrants from the Offeror by virtue of (and only of) the restrictions contained in Section 6.03(ii) of the Subordinated Loan Agreement limiting the amount of dividends payable thereunder for such purposes (and each Purchaser hereby agrees that it shall (or cause its relevant Affiliate to) waive any such restrictions on such purchase under the Subordinated Loan Agreement in the event that (x) it or any of its Affiliates desires to sell its Warrants and the Company elects to purchase such Offered Warrants and (y) each other Purchaser (and/or each of its Affiliates) with Loans under the Subordinated Loan Agreement agrees to waive such restrictions), then the Company shall have the right to purchase such lesser number (the "Maximum Permitted Number") of the Offered Warrants as the Company shall be permitted to purchase under said Section 6.03(ii) at the price and on the other relevant terms specified in the Offer Notice by delivering an Offer Election Notice to the Offeror as specified in this
     Section 14(d)(ii). Within five (5) Business Days after receipt of the Offer Notice (the "Election Period"), the Company shall provide the Offer Election Notice to the Offeror, specifying the number of Offered Warrants it has elected to purchase. If the Company does not elect to purchase all (or, in the event the Company is prohibited from purchasing all of the Offered Warrants pursuant to Section 6.03 of the Subordinated Loan Agreement, the Maximum Permitted Number) of the Offered Warrants within the Election Period, then the Offer Right shall expire and be of no further force and effect.

               (iii) If the Company elects to purchase all (or the Maximum Permitted Number, as applicable) of the Offered Warrants, the transfer of such Warrants will be consummated as soon as practicable, but in any event within ten (10) Business Days after the delivery of the Offer Election Notice by the Company; provided, however, in the event that the Company elects to purchase the Offered Warrants but is prohibited from purchasing all or any portion of the Offered Warrants by the terms of Section 6.03 of the Subordinated Loan Agreement because (and only because) a Default or an Event of Default (as each such term is defined in the Subordinated Loan Agreement) is in existence at the time of the proposed purchase, then (x) the Offeror shall not sell any Offered Warrants to any third party for the 30-day period following the delivery of the Offer Election Notice by the Company (the "Cure Period") and (y) if the Company cures such Default or Event of Default during the Cure Period (and no other Default or Event of Default is then in existence), the transfer of such Warrants as contemplated above will instead be consummated as soon as practicable, but in any event within ten (10) Business Days, after the date of such cure. If the Company did not elect to purchase all of the Offered Warrants (or the Maximum Permitted Number of Offered Warrants, as applicable) or is otherwise prohibited from purchasing all or any portion of the Offered Warrants as a result of the restrictions under Section 6.03 of the Loan Agreement proscribing such purchases 0during the existence of a Default or an Event of Default after the lapse of the Cure Period, the Offeror may, within one hundred and eighty (180) days after the expiration of the later of the Offer Election Period or the Cure Period, as applicable, transfer all or any portion of such Offered Warrants to one or more third parties at a price not less than the price per Warrant specified in the Offer Notice and on other terms no more favorable to the transferors in any material respect than the terms specified in the Offer Notice.

          (e) Transferees to be Bound. Each transferee acquiring Warrants or Warrant Shares pursuant to this Agreement shall agree (so long as any such Warrant Shares would continue to be Warrant Shares upon the consummation of such transfer) in writing to be bound by the provisions of this Agreement prior to or concurrently with any such acquisition of Warrants or Warrant Shares.


                                   SECTION 15.
                       PREEMPTIVE RIGHTS; TAG-ALONG RIGHTS

          (a) Preemptive Rights. The Company shall not issue or sell any New Securities or sell any rights to subscribe for or options to purchase such New Securities for cash or debt, unless the Company shall first provide to the Holders notice (the "Issuance Notice") of its intent to offer such New Securities. The Issuance Notice shall contain (i) a description of the New Securities, (ii) the total number of New Securities authorized to be sold and
(iii) the price and payment terms. Each Holder shall have the right (pro rata) according to its then respective ownership interest in the Company, determined on a Fully Diluted Basis, to purchase the number of New Securities as will enable such Holder to maintain its proportionate ownership interest in the Company. Each Holder electing to purchase New Securities shall tender the purchase price therefor within twenty (20) days from the date of the Issuance Notice. During the ninety (90) day period following the delivery of the Issuance Notice, the Company may sell any New Securities described in the Issuance Notice which were not purchased by the Holders, at a price equal to or greater than that specified in the Issuance Notice. If such sale is not consummated within one hundred forty (140) days from the date of Issuance Note, the Company shall not again sell New Securities without again complying with this Section 15.

          (b) Tag-Along. If the Management Shareholder shall propose to sell or convey in a single transaction or in a series of related transactions a number of shares of Common Stock or options or warrants to acquire Common Stock equal to or greater than 5% of the then outstanding shares of Common Stock to an Independent Third Party (other than in a sale pursuant to a registration statement in which the Holders may exercise their "piggyback" registration rights under the Registration Rights Agreement), the Management Shareholder shall provide each Holder with written notice (the "Tag-Along Notice") setting forth the terms and conditions of the proposed transfer, including the identity of the Independent Third Party, the number of shares of Common Stock to be transferred, the per share price to be paid for the shares of Common Stock to be transferred and the type and nature of the consideration to be received therefor; provided, however, notwithstanding the foregoing, the Management Shareholder shall not be required to provide any Holder with a Tag-Along Notice, and the Holders shall not be entitled to sell any Warrant Shares under this
Section 15(b), if the Management Shareholder proposes to sell or convey shares of Common Stock on account of personal hardship, including, but not limited to,
(i) the commencement of a voluntary or involuntary case under the United States Code entitled "Bankruptcy" by the Management Shareholder or his creditors, (ii) a sale or other transfer pursuant to a separation agreement or a final decree or judgment of divorce in favor of or against the Management Shareholder, or (iii) a serious illness of the Management Shareholder or any parent, spouse, sibling or child of the Management Shareholder. Each Holder, by written notice to the Management Shareholder delivered within 10 days after the date of such Tag-Along Notice, shall be entitled to require the Management Shareholder to include in the proposed sale to the Independent Third Party in the same transaction all of their Warrant Shares (or, if the Management Shareholder is selling less than all of his Common Stock or the prospective transferee is not willing to purchase all of the shares of Common Stock and Warrant Shares proposed to be sold by the Management Shareholder and the Holders exercising their rights pursuant to this
Section 15(b), then the Management Shareholder and the Holders participating in such sale shall each be entitled to sell their pro rata portion of the total number of shares of Common Stock and Warrant Shares to be purchased by the proposed transferee computed on the basis of the number of shares of Common Stock or Warrant Shares, as the case may be, proposed to be sold by the Management Shareholder or such Holder, as the case may be, on the same terms and conditions set forth in the Tag-Along Notice. All fractional shares resulting from the calculation contained in the prior sentence will be rounded to the nearest whole share. The Management Shareholder shall use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Holders in any contemplated transfer. Following his compliance with the foregoing, the Management Shareholder and any Holders who have elected to participate in the contemplated transfer may, within 120 days after the expiration of the 10-day period referenced above, transfer all of the shares specified in the Tag-Along Notice to the transferee(s) specified in the Tag-Along Notice at a price not less than the price per share specified in the Tag-Along Notice and on other terms no less favorable to the transferors in any material respect than the terms specified in the Tag-Along Notice.


                                   SECTION 16.
                                  MISCELLANEOUS

          (a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

               (i) if to the Purchaser or subsequent Holder, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

               (ii) if to the Company, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto.

          Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

          (b) Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          (c) Severability. In case any provision in or obligation under this Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (d) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (f) Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns and Permitted Transferees of each Holder.

          (g) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          (h) Survival of Representation and Warranties, Entire Agreement. All representations and warranties contained herein or made in writing or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Shares and the transfer by each Holder of any Warrant Shares or any portion thereof on interest therein, and may be relied upon by each Holder regardless of any investigation made at any time by or on behalf of each Holder. This Agreement, the Subordinated Loan Agreement, the Warrant Certificates and the Registrations Rights Agreement embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

          (i) Subordinated Loan Prepayment. (A) If, upon prepayment in full, in cash, of a Loan or Loans (as such term is defined in the Subordinated Loan Agreement) on or after the first anniversary of the Funding Date (such term being used herein as defined in the Subordinated Loan Agreement) and on or before the third anniversary of the Funding Date pursuant to Section 2.02 of the Subordinated Loan Agreement, a Purchaser shall have obtained on the original principal amount of its respective Loan an aggregate annualized cash on cash internal rate of return (calculated as of the date of such prepayment and as reasonably determined by such Purchaser in accordance with traditional methods of making such calculation, but, in any event, compounding on an annual basis) (the "Actual Investor IRR"), a copy of such calculation to be provided to the Company, through (1) the receipt of cash on or after the Funding Date in connection with the payment of interest, dividends and fees and the prepayment (including any prepayment penalty) of such Loan or Loans and the sale of such Warrants and/or Warrant Shares on or before the date of such prepayment of such Loan plus (2) the aggregate Market Price of any Warrant Shares held by such Purchaser on the date of calculation (assuming the exercise of all of the Warrants held by such Purchaser), and calculated as if such Purchaser held on the date of calculation the amount of Loans made by such Purchaser on the Funding Date, which is in either range of the target rates of return (the "Target IRR") set forth below, then the Company shall be entitled to cancel those number of Warrants held by such Purchaser (the "PCF Cancelable Warrants" and the "Exeter Cancelable Warrants") representing those number of Warrant Shares of such Purchaser (as such amounts are equitably adjusted from time to time for stock splits, stock combinations and other similar transactions) set forth opposite the applicable Target IRR (as prorated among affiliated entities based on the Warrants originally issued to such affiliates); provided, that in no event shall the cancellation of the PCF Cancelable Warrants or the Exeter Cancelable Warrants, as the case may be, under this Section 16(i) exceed that amount which shall (when subtracting such amount from such Purchaser's cash on cash return) reduce the Actual Investor IRR of such Purchaser to a level below the following Target IRRs:


                                                       PCF                           Exeter
Target IRR                                        Cancelable Warrants          Cancelable Warrants

Greater than 25% and less than or equal to 30%         12,500                         6,250
Greater than 30%                                       37,500                        18,750



The Company's right to cancel Warrants held by a Purchaser under this Section 16(i) shall be exercisable solely on the date on which all of the Loans shall have been prepaid in full in accordance with the requirements of Section 2.02 of the Subordinated Loan Agreement.

          (B) Each of PCF and Exeter hereby covenant and agree to not sell or otherwise transfer (other than to its respective Affiliates and other than as may be required by Applicable Law; provided, that PCF and Exeter shall not knowingly take any action, the direct result of which would require PCF or Exeter, as the case may be, to dispose of the PCF Holdback Warrants or the Exeter Holdback Warrants, as the case may be, in order to comply with Applicable
Law) during the period beginning on the date hereof through the third anniversary of the Funding Date (the "Holdback Period") (i) in the case of PCF, 37,500 Warrants (the "PCF Holdback Warrants") as such amount is equitably adjusted from time to time for stock splits, stock combinations and other similar transactions and (ii) in the case of Exeter, 18,750 Warrants (the
"Exeter Holdback Warrants") as such amount is allocated pro rata among affiliated entities holding Warrants and is equitably adjusted from time to time for stock splits, stock combinations and other similar transactions. If, upon the proposed sale by PCF of all of its Warrants and/or Warrant Shares (including the PCF Holdback Warrants) or upon the proposed sale by Exeter of all of its Warrants and/or Warrant Shares (including the Exeter Holdback Warrants), then PCF or Exeter, as the case may be, shall compute its respective Actual Investor IRR (x) by taking into account (1) all cash received on or after the Funding Date through the date of such proposed sale in connection with the payment of interest, dividends and fees and any prior prepayment of all Loan or Loans of PCF or Exeter, as the case may be, and all prior sales of Warrants and/or Warrant Shares plus (2) the aggregate Market Price of any Warrant Shares held on the date of sale (assuming the exercise of all Warrants held by such Purchaser) of PCF or Exeter, as the case may be, and (y) as if (i) all outstanding Loans of PCF or Exeter, as the case may be, shall be prepaid pursuant to Section 2.02(a) of the Subordinated Loan Agreement on the date of such proposed sale at the prepayment penalty set forth in such Section 2.02(a) which would be payable on such date if such Loans were prepaid on such date and (ii) all accrued but unpaid interest, dividends and fees through the date of such proposed sale shall be paid to PCF or Exeter, as the case may be, on the date of such proposed sale (such calculation hereinafter referred to as the "Investor Pro Forma IRR"), calculated as of the proposed sale date and as if such Purchaser held on the date of such proposed sale the amount of Loans made by such Purchaser on the Funding Date. If the Investor Pro Forma IRR of PCF or Exeter, as the case may be, is less than 25%, then PCF or Exeter, as the case may be, may sell the PCF Holdback Warrants or Exeter Holdback Warrants, as the case may be, at such time. PCF or Exeter, as the case may be, shall provide the Company with a copy of the Investor Pro Forma IRR of PCF or Exeter, as the case may be, two days prior to the date of such sale (using the Market Price of the Warrant Shares on the date prior to the date of such notice), and shall deliver a copy of the actual calculation to the Company within 3 days after the consummation of such sale.. If the Investor Pro Forma IRR of PCF or Exeter, as the case may be, falls within either Target IRR range set forth in subparagraph (A) above (the "Target IRR Range"), then PCF or Exeter, as the case may be, shall hold the PCF Holdback Warrants or Exeter Holdback Warrants, as the case may be, until the earlier of
(I) the expiration of the Holdback Period or (II) an actual prepayment in full of a Loan or Loans of PCF or Exeter, as the case may be, at which point the Actual Investor IRR will be recalculated and, if within the Target IRR Range, the PCF Holdback Warrants and the Exeter Holdback Warrants, as the case may be, will be subject to cancellation in accordance with this Section 16(i). Upon expiration of the Holdback Period, PCF and Exeter shall be entitled to exercise or sell any remaining PCF Holdback Warrants or Exeter Holdback Warrants, as the case may be, without further restriction under this Section 16(i)(B) but in accordance with the other provisions of this Agreement.

          (C) Notwithstanding anything in Sections 16(i)(A) or (B) hereof or in the Subordinated Loan Agreement to the contrary, if the Company prepays more than 331/3% of any Loan or Loans of PCF or Exeter, as the case may be, on or after the Funding Date and on or before the first anniversary of the Funding Date, PCF or Exeter, as the case may be, shall be entitled to exercise or sell any and all of its respective Warrants and/or Warrant Shares (including the PCF Holdback Warrants or the Exeter Holdback Warrants, as the case may be) at any time and from time to time in accordance with the other provisions of this Agreement and the Company shall not be entitled to cancel any Warrants of PCF or Exeter, as the case may be.

          (D) For purposes of this Section 16(i), any reference to a Purchaser, PCF or Exeter, shall be deemed to include its respective Affiliates.



                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Notice Address:                          CONSOLIDATED DELIVERY & LOGISTICS, INC.

   380 Allwood Road
   Clifton, New Jersey  07012               By     /s/ Albert Van Ness, Jr.
   Tel:  (973) 471-1005                     Name:  Albert Van Ness, Jr.
   Fax:  (973) 471-5519                     Title: Chief Executive Officer
   Attention:  Albert W. Van Ness, Jr.


   with a copy to:


   Winston & Strawn
   200 Park Avenue
   New York, New York 10166
   Tel: (212) 294-6700
   Fax: (212) 294-4700
   Attention:  Andrea L. Flink, Esq.



Notice Address:                                PARIBAS CAPITAL FUNDING LLC


    Paribas Capital Funding LLC
    787 Seventh Avenue                         By /s/ Jeffrey J. Youle
    New York, New York  10019                  Name: Jeffrey J. Youle
    Tel:  (212) 841-2000                       Title: Managing Director
    Fax:  (212) 841-2144
    Attention:  Joseph Kaufman                 By________________________
                                               Name:
                                               Title:
    with a copy to:


    White & Case LLP
    1155 Avenue of the Americas
    New York, New York 10036
    Tel: (212) 819-8200
    Fax: (212) 354-8113
    Attention: John M. Reiss, Esq.







Notice Address:                                EXETER VENTURE LENDERS, L.P.

    10 East 53rd Street, 32nd Floor
    New York, New York  10022
    Tel:  (212) 872-1172                      By: Exeter Venture Advisors, Inc.,
    Tel:  (212) 872-1198                               its General Partner
    Attention: Keith R. Fox

    with a copy to:                           By /s/ Kurt Bergquist
                                              Name: Kurt Bergquist
    O'Sullivan Graev & Karabell, LLP          Title: Vice President
    30 Rockefeller Plaza
    New York, New York 10112
    Tel: (212) 408-2400
    Fax: (212) 408-2420
    Attention: Phyllis Schwartz, Esq.



Notice Address:                                EXETER CAPITAL PARTNERS IV, L.P.

    10 East 53rd Street, 32nd Floor
    New York, New York  10022                  By  Exeter IV Advisors, L.P., its
    Tel:  (212) 872-1172                             General Partner
    Tel:  (212) 872-1198
    Attention: Keith R. Fox


    with a copy to:

    O'Sullivan Graev & Karabell, LLP           By  Exeter IV Advisors, Inc., its
    30 Rockefeller Plaza                              General Partner
    New York, New York 10112
    Tel: (212) 408-2400
    Fax: (212) 408-2420                        By /s/ Kurt Bergquist
    Attention: Phyllis Schwartz, Esq.          Name: Kurt Bergquist
                                               Title: Vice President



                                               THE  MANAGEMENT SHAREHOLDER -
                                               ONLY WITH RESPECT TO SECTION
                                               15(b) HEREOF:



                                               By /s/ Albert Van Ness, Jr.
                                               Name:  Albert W. Van Ness, Jr.